UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K

________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 20, 2022
Date of Report (date of earliest event reported)
________________________________________
Rover Group, Inc.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	001-39774	85-3147201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Olive Way, 19th Floor, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

(888) 453-7889
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ROVR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50(1)	ROVRW	The Nasdaq Stock Market LLC
(1) A Form 25 was filed with the Securities and Exchange Commission on January 12, 2022 to delist and deregister its Warrants. The delisting will be effective 10 days after the filing of the Form 25. The deregistration of the Warrants under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after the filing of the Form 25. Pending effectiveness of the Form 25, the Warrants are no longer trading on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01     Other Events.

Rover Group, Inc. (“Rover”) recently completed the redemption (the “Redemption”) of all of its outstanding public warrants (the “Public Warrants”) and private warrants (the “Private Warrants,” and together with the Public Warrants, the “Warrants”) to purchase shares of Rover’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that were issued under the Warrant Agreement, dated December 8, 2020 (as amended on December 10, 2021, the “Warrant Agreement”), by and between Rover (f/k/a Nebula Caravel Acquisition Corp. (“Caravel”)) and American Stock Transfer & Trust Company, LLC, as warrant agent. The Public Warrants were issued as part of the units sold in Caravel’s initial public offering (the “IPO”). The Private Warrants were issued under the Warrant Agreement in a private placement simultaneously with the IPO.

On December 13, 2021, Rover issued a press release stating that, pursuant to the terms of the Warrant Agreement, it would redeem all of the outstanding Warrants that remained outstanding at 5:00 p.m. New York City time on January 12, 2022 (the “Redemption Date”) for a redemption price of $0.10 per Warrant. In connection with the Redemption and pursuant to the Warrant Agreement, 5,425,349 Public Warrants and 2,574,164 Private Warrants, representing approximately 98.6% of the Public Warrants and 100% of the Private Warrants, respectively, were exercised on a cashless basis in exchange for an aggregate of 2,046,220 shares of Class A Common Stock. A total of 74,631 Public Warrants remained unexercised after the Redemption Period and broker protect period and Rover redeemed those unexercised Public Warrants for an aggregate of $7,463.10. As of January 20, 2022, Rover had no Warrants outstanding and 179,864,218 shares of Class A Common Stock outstanding.

In connection with the Redemption, the Public Warrants ceased trading on The Nasdaq Global Select Market effective as of the close of trading on the Redemption Date, and have been delisted by the filing of a Form 25 after market close on the Redemption Date. The Redemption had no effect on the trading of Rover’s Class A Common Stock, which continues to trade on The Nasdaq Global Select Market under the symbol “ROVR.”

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of Rover’s securities, and shall not constitute an offer, solicitation or sale of any of Rover’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROVER GROUP, INC.

Date: January 21, 2022	By:	/s/ Tracy Knox
Tracy Knox
Chief Financial Officer